Unitrin Announces Estimate of Losses from Hurricane Ike

CHICAGO--(BUSINESS WIRE)--September 22, 2008--Unitrin, Inc. (NYSE:UTR) announced today that its losses, net of the effects of reinsurance, related to Hurricane Ike are currently estimated to range from $35 million to $45 million after tax. Unitrin also reaffirmed its previous announcement that its losses, net of the effects of reinsurance, related to Hurricane Gustav are estimated to range from $10 million to $15 million after tax. Unitrin stressed that these estimates are subject to change as claims continue to be reported and adjusted and the company receives notices of assessments from residual markets, such as the Texas Windstorm Insurance Association.

Unitrin also noted that it would recognize investment losses related to certain investments in Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac"), Lehman Brothers Holdings Inc. ("Lehman") and American International Group, Inc. ("AIG"). Unitrin previously disclosed, in its quarterly report on Form 10-Q for the quarter ended June 30, 2008, that its investments in Fannie Mae preferred stock and Freddie Mac preferred stock were $16.3 million and $21.5 million, respectively, at June 30, 2008. The value of Unitrin's investments in both Lehman and AIG securities combined was less than $12 million at June 30, 2008. The amount of investment losses that Unitrin will recognize is dependent on several factors, including the fair value of such investments at September 30, 2008, or, if earlier, at the date of their disposition.

This release contains information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. These include statements relating to future actions or events and the outcome of contingencies.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this release. Such statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors will be important in determining Unitrin's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Unitrin assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this release. The reader is advised, however, to consult any further disclosures Unitrin makes on related subjects in filings made with the Securities and Exchange Commission.

Unitrin is a financial services company focused on creating shareholder value by providing a diverse array of insurance and automobile finance products and services for individuals, families and small businesses.

Among the brands in Unitrin's Property and Casualty Insurance businesses are Kemper(R)(1) and Unitrin Specialty, which sell automobile, homeowners and other personal insurance and commercial automobile insurance through networks of independent agents, and Unitrin Direct, which sells automobile and homeowners insurance directly to consumers or through employer-sponsored voluntary benefit programs. Unitrin's Life and Health Insurance businesses bring a high-level of personalized service to their customers. Unitrin's automobile finance subsidiary, Fireside Bank, specializes in automobile loans for the purchase of pre-owned vehicles. Additional information about Unitrin is available by visiting its website (www.unitrin.com).

CONTACT: Unitrin, Inc.

David F. Bengston at (312) 661-4930 or

via e-mail at investor.relations@unitrin.com

SOURCE: Unitrin, Inc.

(1) Unitrin uses the registered trademark "Kemper" under license, for personal lines insurance only, from Lumbermens Mutual Casualty Company, which is not affiliated with Unitrin.